EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-106868) pertaining to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust of our report dated June 17, 2003, with respect to the financial statements and supplemental schedule of Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust for the year ended December 31, 2002 included in this Form 11-K filed with the Securities and Exchange Commission.


By /s/ Mayer Hoffman McCann P.C.
   ---------------------------------------
   MAYER HOFFMAN MCCANN P.C.

Phoenix, Arizona
July 8, 2003